Exhibit 32.1

The undersigned officers of AVANT Immunotherapeutics, Inc. (the “Company”) hereby certify to our knowledge that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2004	By:	/s/ Una S. Ryan
	Name:	Una S. Ryan, Ph.D.
	Title:	President and Chief Executive Officer

Date: April 30, 2004	By:	/s/ Avery W. Catlin
	Name:	Avery W. Catlin
	Title:	Senior Vice President and Chief Financial Officer